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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                      SECURITIES AND EXCHANGE ACT OF 1934




                             September 30, 1996
              ------------------------------------------------
              Date of Report (Date of Earliest Event Reported)




                  INCOME OPPORTUNITY REALTY INVESTORS, INC.
            -----------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)





        Nevada                         1-9525                     75-2615944
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(State of Incorporation)              (Commission                 (IRS Employer
                                       File No.)             Identification No.)




10670 North Central Expressway, Suite 300, Dallas, TX                  75231
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(Address of Principal Executive Offices)                              (Zip Code)



Registrant's Telephone Number, Including Area Code: (214) 692-4700




                               Not Applicable
      -----------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)





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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 1996, Income Opportunity Realty Investors, Inc. (the "Company") purchased the Daley Plaza Corporate Center consisting of one three-story and two two-story office buildings totaling 122,795 square feet in San Diego, California for $7.1 million, exclusive of acquisition commissions and closing costs. The seller of the property was Dolphinshire L.P., a California limited partnership. The Company paid $3.6 million in cash and obtained new mortgage financing for the remainder of the purchase price.

The $7.1 million purchase price is approximately 14% of the Company's assets at December 31, 1995.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)(3) The seller has informed the Company that audited financial statements and supporting data relating to the properties operations are not available. It is, therefore, impracticable to provide the required audited statement of operations for the property acquired or pro forma financial information. The required information will be filed by amendment of this Form 8-K as soon as practicable, but not later than November 29, 1996.



                      --------------------------------




                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                  INCOME OPPORTUNITY REALTY INVESTORS, INC.





Date:   October 25, 1996          By:      /s/ Thomas A. Holland
     -------------------------       -----------------------------------
                                      Thomas A. Holland
                                      Executive Vice President and
                                      Chief Financial Officer





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